Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts”, and the inclusion of our report dated March 28, 2016, for the years ended December 31, 2015 and 2014 related to the consolidated financial statements of Ecoark, Inc. and Subsidiaries for the years then ended, which appears in Ecoark Holdings, Inc.’s Registration Statement on Form S-1 filed on or about April 29, 2016.

/s/ KBL, LLP

KBL, LLP

New York, NY

April 29, 2016

535 Fifth Avenue, 16th Floor, New York, NY 10017 212.785-9700